Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-10

Titan Mining Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common shares, without par value		457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred shares, without par value		457(o)				0.0001381
Fees to be Paid	Debt	Debt securities		457(o)				0.0001381
Fees to be Paid	Other	Subscription receipts		457(o)				0.0001381
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$150,000,000.00	0.0001381		$20,715.00

Total Offering Amounts:							$150,000,000.00			20,715.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$20,715.00

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Offering Note(s)

(1)	There are being registered under this Registration Statement such indeterminate number of common shares, debt securities, subscription receipts, warrants, and units of Titan Mining Corporation (the “Registrant”), and a combination of such securities, separately or as units, as may be sold by the Registrant from time to time, which collectively, shall have an aggregate initial offering price not to exceed $150,000,000 (or its equivalent in any other currency used to denominate the securities). The maximum aggregate offering price is estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of common shares, debt securities, subscription receipts, warrants, and units as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.